UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 5, 2016

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2016, Hudson Technologies, Inc. (the “Company”) appointed Nat Krishnamurti to the position of Vice President, Chief Financial Officer. Mr. Krishnamurti, age 44, was the Chief Financial Officer and Interim Chief Financial Officer of Interpace Diagnostics Group, Inc. during 2016 after serving as Vice President, Corporate Controller and Chief Accounting Officer from August 2015 to February 2016. Prior to joining Interpace, Mr. Krishnamurti served as chief financial officer of Applied Minerals, Inc., a publicly traded company, from May 2012 to August 2015. Prior to Applied Minerals, from May 2000 to September 2011, Mr. Krishnamurti served as Chief Accounting Officer for inVentiv Health, a global provider of clinical, communications and commercial services which was publicly traded until August 2010. While at inVentiv Health, he also held various finance positions of increasing responsibility, including Manager, Director, and VP of Finance. Prior to inVentiv Health, Mr. Krishnamurti worked in public accounting firms, including PricewaterhouseCoopers LLP. Mr. Krishnamurti earned an M.B.A. from Long Island University and a B.S. in accounting from City University of New York, Brooklyn College and is a licensed Certified Public Accountant.

In connection with his employment, Mr. Krishnamurti received a stock grant of 14,000 shares of Company common stock pursuant to the 2008 Stock Incentive Plan. The Company also entered into a severance agreement with Mr. Krishnamurti (the “Agreement”), pursuant to which Mr. Krishnamurti has agreed to certain covenants and restrictions, which include an agreement that he will not compete with the registrant in the United States for a period of twelve months after his termination for any reason. The Agreement provides, in the event of his disability, for the continuation of at least 75% of his salary for up to one hundred twenty days after the commencement of his disability. The Agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the Agreement, Mr. Krishnamurti will receive severance payments, in the form of the continuation of his annual base salary and benefits, for a period of twelve months, a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination, continuation of certain specified health and welfare benefits, and the accelerated vesting of all stock options and other equity-linked grants.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Agreement dated September 5, 2016 between Hudson Technologies, Inc. and Nat Krishnamurti

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016

HUDSON TECHNOLOGIES, INC.

By: /S/ Stephen P. Mandracchia Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory Secretary

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